                                                                   Exhibit 10.12


[LOGO]



November 1, 2004

Mr. Anthony J. Santilli
Chairman, President, CEO and COO
American Business Financial Services, Inc.
The Wanamaker Building
100 Penn Square East
Philadelphia, PA 19107

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                 $150 MILLION SENIOR MORTGAGE WAREHOUSE FACILITY
                                COMMITMENT LETTER

Dear Mr. Santilli:

You have advised The CIT Group/Business Credit, Inc. ("CIT") and Clearwing Capital, LLC ("CLEARWING" and together with CIT, individually, a "LENDER" and, collectively, the "LENDERS"), that American Business Financial Services, Inc., a Delaware corporation (the "COMPANY"), wishes to obtain financing in order to finance the origination of new qualifying mortgage loans by the Company and certain of its licensed mortgage origination subsidiaries.

Based upon information known to us today, each Lender is pleased to advise you of its several and not joint commitment to structure, arrange, syndicate, and provide a senior secured revolver facility in an aggregate amount of up to $150,000,000 of which CIT would provide up to $131,578,947 (the "A FACILITY") and Clearwing would provide up to $18,421,053 of the Credit Facility (the "B FACILITY" and together with A Facility, the "CREDIT FACILITY") upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "COMMITMENT LETTER") including the terms and conditions set forth in Attachment A hereto (the "ATTACHMENT"). The borrower under the Credit Facility, ABFS Warehouse Trust 2004, is expected to be a Delaware statutory trust (the "BORROWER"), to be formed by the Company with JPMorgan Chase Bank, as the Custodian, ABFS Warehouse Trust 2003-1, a Delaware statutory trust, as the holder of the Borrower's residual certificate and CIT/Specialty Finance, as the Backup Servicer (as defined in the Attachment), and Wilmington Trust Company, as the Owner Trustee.

The commitments and agreements of the Lenders described herein are subject to
(a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Company, its parent or any of its subsidiaries (the "ORIGINATION PARTIES"), (b) the payment of all fees due hereunder that are due on or prior to the Closing Date (as defined below), and (c) the satisfaction of the other conditions set forth or referred to in the Attachment to the satisfaction of the Lenders. The final documentation of the commitments made by the Lenders hereunder and of the Credit Facility may contain material terms and conditions customary for transactions of this type in addition to the terms and conditions set forth in this Commitment Letter and the Attachment. Those matters that are not covered by the provisions of this Commitment Letter and the Attachment is subject to the approval and agreement of the Lenders and the Borrower and the Company.


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                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 2

SYNDICATION

It is agreed that CIT, as agent (in such capacity the "AGENT") for the Credit Facility, will act as sole lead arranger for the Credit Facility and that the Agent will, in such capacity, perform the duties and exercise the authority customarily performed and exercised by it in such role. The Lenders do not intend to syndicate the Credit Facility on the Closing Date (as defined below), but the Lenders reserve the right to syndicate the Credit Facility after the Closing Date to one or more financial institutions (the "FINANCIAL INSTITUTIONS"). In such case, the Lenders or any Financial Institution that becomes a party to the Credit Facility may assign all or a portion of their respective loans and commitments under the Credit Facility, or sell participations therein, to one or more Financial Institutions, provided so long as no Event of Default has occurred and is continuing each such assignment shall be subject to, among other things, the consent of the Borrower (which consent shall not be unreasonably withheld).

The Agent will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when its commitments will be accepted, which institutions will participate, the allocations of the commitments among the Financial Institutions and the amount and distribution of fees among the Financial Institutions. The Agent shall have sole discretion in the appointment of, and awarding of titles to, other agents, co-agents, arrangers or bookrunners, and shall determine if any compensation will be paid.

To assist the Agent in its syndication efforts, you agree promptly to prepare and provide to the Agent and the Lenders all information with respect to the Borrower, Company and its affiliates, and the transactions contemplated hereby, including all financial information and projections (the "PROJECTIONS"), as we may reasonably request in connection with the arrangement and syndication of the Credit Facility. You hereby represent and covenant that (a) all information (the "INFORMATION") that has been or will be made available to the Agent and the Lenders by you or any of your representatives is or will be, when furnished, complete and correct and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to the Agent and the Lenders by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand and agree that in arranging and syndicating the Credit Facility the Agent, the Lenders and the Financial Institutions may use and rely on the Information and Projections without independent verification thereof.


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                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 3

COSTS AND EXPENSES

In consideration of the several but not joint commitments of the Lenders and recognizing that in connection herewith the Agent and the Lenders (or their affiliates) have incurred and will be continuing to incur costs and expenses (including, without limitation, fees and disbursements of counsel, filing and recording fees, costs and expenses of due diligence, transportation, duplication, messenger, appraisal, audit, electronic reporting and consultant costs and expenses), you hereby agree to pay, or reimburse the Agent, the Lenders, their affiliates, for all such fees, costs and disbursements, including, without limitation, those incurred in connection with the negotiation and documentation of the Credit Facility or any of the transactions contemplated or referred to herein, regardless of whether any of the transactions contemplated hereby are consummated. You also agree to pay all reasonable costs and expenses of the Agent and the Lenders (including, without limitation, fees and disbursements of counsel) for the enforcement of any of the Agent and the Lenders' rights and remedies hereunder.

Upon accepting this Commitment Letter, you agree to pay to CIT, for its benefit and for the benefit of its affiliates, a work fee of $250,000 (the "WORK FEE") which amount shall be applied to the payment of costs and expenses already incurred by CIT, its affiliates, or otherwise payable by you pursuant to the preceding paragraph. Any unapplied balance of the Work Fee will be refunded to you on the Closing Date. Upon accepting this Commitment Letter, you also agree to pay to Clearwing the work fee set forth in that certain Commitment Fee Letter of even date herewith, by and among Borrower, certain of their affiliates and Clearwing.

FEES

As consideration for the Lenders' commitments hereunder and the Lenders' agreement to perform the services described herein, you agree to pay to the Agent and the Lenders the fees set forth in the Attachment (the "Fees"). You agree that once paid, the Fees shall be unrefundable under any and all circumstances. In no event shall any portion of the Fees be applied to the Company's obligation to pay costs and expenses hereunder.

CONFIDENTIALITY

This Commitment Letter is delivered to you on the understanding that none of this Commitment Letter, the Attachment, or any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter and (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (including state and federal securities laws as determined by the Company and its counsel in their sole discretion) (in which case you agree to inform us promptly thereof). Notwithstanding anything to the contrary in this paragraph or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the proposed transaction, the Origination Parties (and each of their respective employees, representatives, or agents) are permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the proposed transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to any such party relating to such tax structure and tax aspects. To the extent not inconsistent with this paragraph, this authorization does not extend to disclosure of any other information including (without limitation) (a) the identities of participants or potential participants in this potential transaction, (b) the existence or status of any negotiations, or (c) any pricing information or any other term or detail not related to the tax structure or tax aspects of this potential transaction.


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                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 4

PUBLIC ANNOUNCEMENTS

You agree that the Agent and the Lenders will have approval rights with respect to all press releases and other public announcements related to or concerning the Credit Facility, the Agent, the Lenders, or their affiliates. The approval or non-approval of any press release or other public announcement will not be unreasonably withheld or delayed.

INFORMATION

In issuing this Commitment Letter, the Agent and each Lender is relying on the accuracy of the Information furnished by or on behalf of the Company and its affiliates, without independent verification thereof.

INDEMNIFICATION

You agree to indemnify and hold harmless the Agent, each Lender, their affiliates, and all of their respective officers, directors, employees, agents, advisors, attorneys, and representatives (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel), that may be incurred by, asserted, or awarded against any Indemnified Party, in each case arising out of, in connection with, or relating to any investigation, litigation, or proceeding or the preparation of any defense with respect thereto, arising out of, in connection with, or relating to this Commitment Letter, the Attachments, the loan documentation, or any of the transactions contemplated hereby, or any use made or proposed to be made with the proceeds of the Credit Facility, irrespective of whether such investigation, litigation, or proceeding is brought by the Company, the Trust, the Borrower or any of their respective affiliates, any shareholders or creditors of the foregoing, or any other person and whether the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

You further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort, or otherwise) to the Company, the Trust, the Borrower, or any of their respective affiliates, or any shareholders or creditors of the foregoing, or any other person for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, willful misconduct, or failure to perform its obligations hereunder. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential, or punitive damages.

GOVERNING LAW, ETC.

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter is the only agreement that has been entered into among us with respect to the Credit Facility. This Commitment Letter and the Attachment set forth the entire understanding of the parties with respect to the Credit Facility and supercede and replace all prior agreements and understandings of any kind whether oral or written. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Your obligations under the paragraphs captioned "Costs and Expenses", "Fees," "Waiver of Jury Trial," "Indemnification", and "Confidentiality" shall survive the expiration or termination of this Commitment Letter.


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                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 5

You acknowledge that the Agent, the Lenders or their affiliates may from time to time effect transactions, for their own account or the account of customers, and hold positions in loans or options on loans of the Company or any of its affiliates. In addition, the Agent and the Lenders may employ the services of their affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Company, the Trust, the Borrower, or any of their respective affiliates, and such affiliates shall be entitled to the benefits afforded to the Agent and each Lender hereunder.

You also acknowledge that the Agent, the Lenders and their affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. The Agent, the Lenders and their affiliates will not use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by any of them of services for other companies, and the Agent, the Lenders and their affiliates will not furnish any such information to other companies. You also acknowledge that the Agent, the Lenders and their respective affiliates have no obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

This Commitment Letter shall not be assignable by you (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, the Agent and the Lenders.

WAIVER OF JURY TRIAL

EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED BY THIS COMMITMENT LETTER OR THE ACTIONS OF EACH LENDER IN THE NEGOTIATION, PERFORMANCE, OR ENFORCEMENT OF THIS COMMITMENT LETTER.


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                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 6

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Attachment by returning to the Lenders executed counterparts hereof, together with the amounts agreed upon pursuant to this Letter to be payable upon the acceptance hereof so as to be received in cash or other immediately available funds, not later than 12:00 noon, New York City time, on Monday, November 1, 2004. If (a) you do not sign this letter and return it by the date and time set forth above, (b) pay the amounts that are due hereunder on the date of signing this Commitment Letter by the date and time set forth above, or (c) execute and deliver definitive loan documentation (as described in the Attachments) on or before November 30, 2004, the offer of the Lenders set forth herein to provide the Credit Facility shall automatically terminate. If you elect to deliver this letter by telecopier, please arrange for the executed originals to follow by next-day courier.

                            [SIGNATURE PAGE FOLLOWS]

                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 7



                                       Very truly yours,

                                       THE CIT GROUP/BUSINESS CREDIT, INC.


                                       By:___________________________________
                                          Name: James P. Conheeney
                                          Title: Vice President



                                       CLEARWING CAPITAL, LLC


                                       By:___________________________________
                                          Name:
                                          Title:









ACCEPTED AND AGREED TO
this 1st day of November, 2004

AMERICAN BUSINESS FINANCIAL
SERVICES, INC.


By:____________________________________
   Name:
   Title:

                                  ATTACHMENT A
                         SUMMARY OF TERMS AND CONDITIONS
                         SENIOR SECURED LOAN FACILITIES



--------------------------------------------------------------------------------

BORROWER:                ABFS Warehouse Trust 2004, a Delaware statutory trust
                         (the "Borrower) to be formed by ABFS Warehouse Trust
                         2003-1 ("TRUST 1"). The Borrower will issue a single certificate to Trust 1.

LENDER: The CIT Group/Business Credit, Inc. ("CIT") and Clearwing Capital, LLC ("CLEARWING").

AGENT:                   The CIT Group/Business Credit, Inc.

THE FACILITY:            Lenders will provide a committed, senior lending
                         facility (the "FACILITY") on a full-recourse basis to the Borrower secured by all the assets of the Borrower, including without limitation the Borrower's rights under the Mortgage Loans and REO, hedging contracts associated only with the Mortgage Loans funded under the Facility and the Mortgage Loan servicing rights.

USE OF PROCEEDS:         The purpose of the Facility is to make mortgage loan
                         warehouse facilities available to finance mortgages originated by third party mortgage loan originators approved by the Agent.

MAXIMUM CREDIT:          $150,000,000, with a wet funding sub-line of the lesser
                         of $10,000,000 or 10% of "dry" loans. CIT would provide up to $131,578,947 of the Facility (the "A FACILITY") and Clearwing would provide up to $18,421,053 of the Facility (the "B FACILITY").

COLLATERAL:              The Agent will hold, for the benefit of the Lenders to
                         the A Facility, a first priority perfected security interest in substantially all of Borrower's now owned or hereafter acquired property and assets, including, but not limited to, all Mortgage Loans, all real property owned by the Borrower or collateralizing any Mortgage Loan, the Mortgage Loan servicing rights and all rights of the Borrower under any of the Transaction
                         Documents, together with all inventory, accounts, equipment, chattel paper, documents, instruments, general intangibles, deposit accounts, cash and cash equivalents, and investment property and all proceeds and products of any of the foregoing (collectively, the "COLLATERAL"). The Agent will also hold, for the benefit of the Lenders to the B Facility, a second priority perfected security interest in the Collateral.
                         Both security interests will be subject to the intercreditor and/or subordination agreements referred to in the "Conditions to Close" and otherwise on terms, satisfactory to the Lenders. In the case of an Event of Default, the Lenders may, in their sole discretion, fund a protective advance to fund the cost of hedging contracts satisfactory to Agent in its sole discretion.
                         The proceeds from the hedging contracts shall be deposited in an account subject to a deposit account control agreement in form and substance satisfactory to the Agent.

                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 2

TERM: The Facility will terminate on October 14, 2006, subject to the earlier termination by Borrower at any time upon payment in full of any amounts due and payable under the Facility. The A Facility will roll over (the "ROLL OVER") until the third anniversary of the Closing Date subject to, among other things, the effectiveness of a committed B Facility in an amount and on terms and conditions substantially satisfactory to CIT.

A FACILITY FINANCING

WAREHOUSE
FINANCING RATE:          Libor + 4.25%, stepping down to:
                         4.00% on sixth-month anniversary,
                         3.50% on nine-month anniversary;
                         or prime + 1.5%.

"WET" LOAN SUB-LIMIT
FINANCING RATE ON THE
A FACILITY:
                         Libor + 7.50%

CLOSING FEE:             2%, half due at signing of commitment and remainder due
                         at closing.

COLLATERAL MANAGEMENT
FEE:                     $200,000 p.a. to CIT Business Credit and $100,000 p.a.
                         to CIT/Specialty Finance, payable annually in advance.

COLLATERAL
MONITORING FEE:          The Company shall pay all costs and expenses of
                         Clayton.

UNUSED FEE:              .50%

PREPAYMENT:              3% year 1; 2% year 2; 1 % year 3 (which, in the case of
                         the 1% prepayment fee on year 3, will be due and payable if the Roll Over does not occur as a result of the Borrower's or its affiliates' failure to procure a committed B Facility in an amount and on terms and conditions substantially satisfactory to CIT), in each case on average daily amount outstanding during prior
                         12 months, or since closing if less. The prepayment fee of 1%

B FACILITY
FINANCING  FEE:          As set forth in that certain Commitment Fee Letter, of
                         even date herewith, among the Borrower, Trust 1 and certain of their affiliates, and Clearwing.

APPROVED MORTGAGE
ORIGINATORS:             Third-party mortgage loan originations companies which
                         are subsidiaries of ABFS. The initial Approved Mortgage
                         Originators are as set forth on Schedule I hereto.

                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 3

BORROWING BASE:          From time to time, the Lenders will make Advances to
                         Borrower under the Facility in an amount not to exceed the undrawn available amounts under the Borrowing Base.

                         On the A Facility, the Advance Rate applicable to Mortgage Loans (expressed as a percentage of par) will be the lesser of

                         (a) the greater of

                         (i) the whole loan resale market price (expressed as a percentage of par) of the Mortgage Loans (determined based upon recent sales to third parties of comparable Mortgage Loans under market conditions reasonably equivalent to prevailing market conditions) less 12 % of such price less 3.34% percentage points of par ("WLPAR") (but in any event not to exceed 87.3% of par) and (ii) the "Percentage of Par" shown under "Advance Rate" below less the adjustments shown under "Advance Rate Adjustment" below; and

                         (b) 90% of the fair market value of the loans (expressed as a percentage of par) as determined in good faith by the Lenders taking into account customary Mortgage Loan characteristics and market conditions less 2.7 percentage points of par ("FMPAR").

                         On the B Facility, the Advance Rate applicable to Mortgage Loans (expressed as a percentage of par) will be the lesser of

                         (a) the greater of

                         (i) 14% of WLPAR (but in any event not to exceed 12.22% of par) and (ii) the "Percentage of Par" shown under "Advance Rate" below less the adjustments shown under "Advance Rate Adjustment" below; and

                         (b) 14% of FMPAR

                         Advances shall not be permitted against Mortgage Loans which are delinquent at the time the applicable Mortgage Loan is first funded under the Facility.


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                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 4

ADVANCE RATE:            An Advance Rate equal to 87.3% of eligible mortgages on
                         the A Facility and 12.22% of eligible mortgages on the B Facility with advance rates against FICO scores as follows:

                              A Facility:
                              -----------
                                 FICO           Percentage of Par
                                 640+                  87.3
                                 600+                  85.0
                                 550+                  83.0
                                 520+                  79.0
                                 <520                   0

                              B Facility:
                              -----------
                                 640+                  12.22
                                 600+                  11.9
                                 550+                  11.62
                                 520+                  11.06
                                 <520                   0

ADVANCE RATE
ADJUSTMENTS:              Delinquency:
                                              Subtract for A      Subtract for B
                          Days Delinquent        Facility            Facility
                          ---------------     --------------      --------------
                                 30                 9%                1.26%
                                 60                18%                2.52%
                              Over 90             100%                 100%

                         Mortgage loans more than 90 days delinquent will be valued at zero.

                         Aging on Facility:

                           $10 million Wet Funding Line: 6 business day eligibility for loans to be closed in advance of the custodian's receipt of legal documents (note, copy of the mortgage, copy of title insurance) and company completion and collection of all credit documents. All wet loans under the Lenders' Wet Funding Line shall be transferred to the warehouse line when "dry" if they have been "dried" prior to the close of business on the 6th business day.

                           Any "wet" loans which have not been "dried" by the end of the 6th business day shall be repurchased by ABFS and deemed ineligible. "Dried" is defined as those loans for which 100% completed legal documentation has been received by the Custodian to facilitate the ultimate third party wholesale loan sale.

                           $140 million Warehouse Line: 89 day eligibility for loans which are to be warehoused for sale to third party purchasers (absent an event of default) in the wholesale loan market, the net purchase price of which will pay down the warehouse line.

                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 5

SUBLIMITS:               FICO Scores:
                         ------------
                         FICO 540-580                100,000,000
                         FICO 520-539                50,000,000

                         Delinquencies (related to Warehouse Line only):
                         -----------------------------------------------
                         30+ days past due           10% of Maximum Credit
                         60+ days past due           5% of Maximum Credit (in
                                                     addition to above 30 day
                                                     delinquency sublimit)

                         CLTV
                         >80%                        65% of Maximum Credit
                                                     (inclusive of all other
                                                     CLTV sublimits)
                         >85%                        30% of Maximum Credit
                                                     (inclusive of CLTV >90%
                                                     sublimit)
                         >90%                        10% of Maximum Credit

                         Interest-Only Loans:  Maximum 10% (of total Borrowing
                         Base)

                         Second-Lien Loans:  Maximum 10% (of total Borrowing
                         Base)

                         2-4 Family Units:  Maximum 20% (of total Borrowing
                         Base)

                         Other Property Mix Concentration Limits (% of Total):

                            1. Single Family Homes: Minimum 70%
                            2. Condos: Maximum 20%
                            3. Manufactured Homes: Maximum 5%
                            4. Co-Op Loans and Land Loans: 0% - to - exception
                               overrides (by CIT-SF)

                         Geographic Concentrations by State: exclusive of California, 15% maximum concentration.

MORTGAGE LOANS:          Mortgage Loans that meet all of the following
                         requirements: (a) such Mortgage Loans are originated by Approved Mortgage Originators or acquired under an approved purchase program set forth on Schedule I hereto meeting the criteria below, in addition to such other criteria identified in transaction document, (b) such Mortgage Loans are purchased from the Approved
                         Mortgage Originators by Trust 1, and (c) such Mortgage
                         Loans are purchased from Trust 1 by the Borrower.

                         1.  Underwritten in accordance with Approved
                             Underwriting Guidelines to be satisfactory to CIT/Specialty Finance.
                         2.  No adverse selection.
                         3. Originated following the closing date of the Facility, provided that subject to satisfactory due diligence up to $50,000,000 of Mortgage Loans may have been originated up to 45 days prior to the closing date of the Facility.

                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 6

                         4. No "high-cost" or "covered" loans under applicable state and federal law, except as specifically approved by Agent.
                         5. No "Business Purpose" loans except as specifically approved by Agent.
                         6. Eligible for sale by an Approved Mortgage Originator to an unaffiliated third party pursuant to an established whole loan purchase agreement.
                         7. 50% of all mortgage loans pledged to the Agent on behalf of the Lenders shall have been selected, reviewed and approved in advance by Clayton, a third party adviser or the Agent, with any related expenses paid for by ABFS.

APPROVED UNDERWRITING
GUIDELINES:              The ABFS underwriting guidelines submitted and reviewed
                         by CIT/Specialty Finance, which underwriting guidelines cannot be amended without the consent of the Lenders.

APPLICATION OF
PROCEEDS:                All proceeds of the Mortgage Loans (net of fees and
                         expenses payable to trustees and/or custodians and servicers thereunder) will be applied in the following order of priority:*

                         Prior to a Termination Event:

                         1.  Fees and expenses of Custodian and Backup Servicer.
                         2. Ratably to pay expenses of the Lenders under the Facility, including out-of-pocket monitoring and reunderwriting.
                         3. Ratably to pay fees due and payable to the Lenders under the Facility.
                         4. Ratably to pay the Financing Rate due to the Lenders.
                         5. Ratably to repay the Lenders any Borrowing Base Shortfall;

                         From and After a Termination Event:

                         1.  Fees and expenses of Custodian and Backup Servicer.
                         2.  Fees and expenses of Agent.
                         3. All obligations owing to CIT in respect of the A Facility (including, without limitation, CIT's prepayment or early termination fees, if any; provided, that if Clearwing purchases CIT's total exposure in the A Facility then CIT will waive its rights to such prepayment or early termination fees).
                         4. All obligations owing to Clearwing in respect of the B Facility.

CONDITIONS TO CLOSE          1.  No material adverse change since June 30, 2004.
                             2.  Delivery of 2004 annual financial statements
                                 with unqualified audit opinion.
                             3.  The preparation, execution and delivery of
                                 definitive documentation satisfactory to the
                                 Lender.
                             4.  The Lenders shall have been satisfied that the
                                 Transaction shall have been consummated
                                 simultaneously on the Closing Date in
                                 accordance with the Transaction Documents
                                 satisfactory in form and substance to the
                                 Lenders, including, without limitation "true
                                 sale" and "non-consolidation" legal opinions.
--------
* For the avoidance of doubt, nothing contained herein shall be construed to prohibit Trust 1 or any person other than Borrower from making any payments to Clearwing.

                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 7

                             5. Intercreditor and/or subordination agreements, including in respect of hedging arrangements, in form and substance acceptable to each Lender and its counsel.
                             6. Completion, to the satisfaction of the Lenders, of due diligence of the Borrower and any Approved Mortgage Originators and Approved Purchase Programs shown on Schedule 1, including but not limited to their respective mortgage origination practices.
                             7. Execution of a servicing arrangement and hot back-up servicing arrangement satisfactory to the Lenders.
                             8. All principal and interest payments received on account of the Mortgage Loans shall be segregated and maintained in a separate account in a manner satisfactory to the Lender.
                             9. Other conditions to closing customary for transactions similar to the Facility, including without limitation, (a) the accuracy of all representations and warranties in the Transaction Documents, (b) the absence of any defaults, prepayment events or creation of liens under debt instruments or other agreements as a result of the Transaction, (c) the absence of any material change in the capital, corporate and organizational structure of the Originating Parties and their subsidiaries and the Borrower (after giving effect to the Transactions), (d) first-priority perfected security interests in the Collateral,
                                 (e) compliance with applicable laws and
                                 regulations (including employee health and safety, margin regulations and environmental laws) in all material respects, (f) evidence of authority, (g) material consents of all relevant persons, (h) receipt of a solvency opinion of the chief financial officer of ABFS in form and substance satisfactory to the Lenders and their counsel, (i) receipt of certified copy of the Approved Underwriting Guidelines and (j) receipt by the Lenders of reasonably satisfactory legal opinions.
                             10. Receipt of residual reports prepared on a
                                 monthly basis, in form and substance
                                 satisfactory to the Lenders, stating the amount of mandatory trigger payments and planned repurchases of delinquent loans from the period beginning three months prior to the Closing Date and ending on the period three months after the Closing Date.
                             11. There shall not have occurred and be continuing
                                 (a) any general suspension of trading in securities on the New York or American Stock Exchange or in the NASDAQ National Market System (other than circuit breakers), (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (c) any other material adverse change in banking or capital market conditions that has had a material adverse effect on the syndication of leveraged bank Credit Facility, as the case may be, that the Agent determines makes it impracticable to consummate the syndication of the Credit Facility.
                             12. Satisfaction with the terms and conditions of
                                 the Greenwich Warehouse Line.
                             13. Satisfaction with the terms and conditions of
                                 the Fortress credit line.

                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 8

                             14. Cash on hand and available working capital
                                 facilities of American Business Financial
                                 Services, Inc. shall not be less than
                                 $40,000,000.
                             15. Documentation to evidence Agent's right to
                                 audit procedures at Agent's discretion.
                             16. Working capital facility of American Business
                                 Financial Services, Inc. or reverse repurchase line satisfactory to the Agent of not less than $23,000,000.

IN-ADVANCE (OF ALL
FUNDINGS) DUE
DILIGENCE REQUIRED:      50% Review of All Credit Files in Advance of Fundings:
                         Lenders review, on-site at ABFS offices of 50% of all credit files against compliance with underwriting standards of ABFS approved by CIT-SF. Any exceptions to underwriting and/or compliance guidelines (established in writing by ABFS and approved by CIT-SF) to be approved by CIT-SF on a case-by-case basis.

                         Other exception guidelines as it relates to Level 1 and 2 exceptions (but not Level 3 which will be deemed at all times ineligible) to be approved in advance by CIT-SF.

                         Appraisal Due Diligence: Any appraisal deviations > 15% or "no hits" to AVMs be resolved by company hired licensed certified appraisers only (i.e., broker segment's underwriters to be removed from current approval exceptions) or by CIT/Specialty Finance appraisers or by a third party certified appraiser acceptable to Lender.

REPRESENTATIONS AND
WARRANTIES:              Usual and customary for transaction of this type and
                         others to be agreed upon.

AFFIRMATIVE COVENANTS:   Usual and customary for transaction of this type and
                         others to be agreed upon.

NEGATIVE COVENANTS:      Usual and customary for transaction of this type and
                         others to be agreed upon.

TERMINATION EVENTS:      The Facility will terminate and all amounts outstanding
                         under the Facility will become due and payable upon the occurrence of any of the following Termination Events:

                             1. Usual for facilities and transactions of this type, including, without limitation, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration of material agreements, including without limitations, securitizations and surety bonds; bankruptcy; material judgments; actual or asserted invalidity of security documents; and Change of Control (to be defined); customary "insolvency" events relating to the Borrower, any Sponsor, or any Approved Mortgage Originator.

                             2. The occurrence of any of the following Events of Default under an Approved Warehouse Agreement whether or not declared by the Agent or the Lenders and any other Events of Default under the Approved Warehouse Agreement which have not been waived by the Lenders in writing within 5 business days of their occurrence:

                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                          Page 9


                                    a.  Payment or remittance default
                                    b.  Bankruptcy
                                    c.  Insolvency
                                    d.  Breach of liquidity, net worth, debt
                                        incurrence or aggregate indebtedness
                                        covenants
                                    e.  Material Adverse Change
                                    f.  Change in control
                                    g.  Cross-default to other debt facility
                                        (including without limitations,
                                        securitizations and surety bonds)

                             3. Failure of Borrower to cure a Borrowing Base Shortfall or to meet any other payment obligation under the Facility within three Business Days.

                             4. If at any time Approved Mortgage Originators fail to maintain committed third party financing, other than the Approved Warehouse Agreements, in an aggregate amount of $350,000,000 and a wet funding sublimit in an amount satisfactory to the Lenders.

SERVICING:               The servicing rights relating to the Mortgage Loans
                         will be owned by a special-purpose entity not subject to consolidation into the bankruptcy estate of any Approved Mortgage Originator and freely transferable to a third-party purchaser of the Mortgage Loans in the event of a foreclosure under the Approved Warehouse
                         Agreement. The Mortgage Loans may be subserviced by an Approved Mortgage Servicer on behalf of the special-purpose entity which will own the servicing rights; provided, however, that (i) the term of any such servicing arrangement does not exceed 30 days,
                         (ii) CIT/Specialty Finance or another entity acceptable to the Lenders (the "BACKUP SERVICER") shall be the "hot" back-up servicer, and (iii) such servicing arrangement is otherwise on terms and conditions acceptable to Lenders.

CUSTODIAN:               JP Morgan Chase Bank will hold the mortgage file for
                         each Mortgage Loan as custodian pursuant to a custodial agreement in form and substance acceptable to the Lenders. The Custodian will acknowledge in writing that it is holding the Mortgage Loan documents for the benefit of Lenders and that upon receipt by Custodian of written notice that Borrower has defaulted under the Facility, the Custodian will thereafter take all direction under the Custodial Agreement from the Lenders.

HEDGING: In the case of an Event of Default, Borrower will cause the Mortgage Loans pledged under the Facility to be hedged by the Approved Mortgage Originator pursuant to a hedging strategy reasonably acceptable to the Lenders and executed with a financial institution acceptable to Lenders. The Lenders shall have the benefit of such hedges.

                                      American Business Financial Services, Inc.
                                                                November 1, 2004
                                                                         Page 10

REPORTING                Borrower will provide the Lenders the following
                         information (i) all management reports and financial statements provided by Approved Mortgager Originators
                         (ii) a data tape on all Mortgage Loans financed under the Facility provided on a daily, weekly and/or monthly basis as requested by the Lenders (iii) Borrowing Base
                         (established to reflect above advance rates, sub-limits and advance rate reductions) to be prepared by custodian bank (Chase) daily for wet funding sub-limit and weekly for warehouse line. Clayton to review borrowing base certificates, (iv) Exception Reports prepared by custodian daily for wet funding line and weekly for warehouse line and (v) other information as reasonably requested by the Lenders including trigger management reports and cash flow reports.

                         Borrower agrees to cooperate with the Lenders to provide access to the Approved Mortgage Originators and make available Mortgage Loans in order to support Lenders' re-underwriting of such Mortgage Loans.

OTHER TERMS:             Customary loan-level and Borrower representations and
                         warranties including but not limited to eligibility of Mortgage Loans sold under Facility, requisite authorization, noncontravention and compliance with all applicable laws in origination and servicing of Mortgage Loans. Other terms customary in transactions of this type including receipt of appropriate opinions of counsel.

EXPENSES AND
INDEMNITIES:             Borrower will reimburse the Agent's and the Lenders'
                         reasonable out-of-pocket expenses incurred in connection with the due diligence, negotiation and documentation relating to, and the monitoring and enforcement of, the Facility, including reasonable attorney's fees and expenses and will indemnify the Agent and the Lenders and their respective officers, shareholders and affiliates, including for the breach of any representation or warranty under the Facility.

                         The out-of-pocket cost and expenses of the Lenders in reunderwriting Mortgage Loans shall not exceed the costs and expenses which are usual and customary in the industry for third party loan reunderwriting firms. The Company will be responsible for any upfront fees payable to the Backup Servicer or Custodian.